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                                  EXHIBIT 99.1


                      AGREEMENT TO FILE JOINT SCHEDULE 13D


         Pursuant to Regulation SECTION 240.13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, thE undersigned hereby agree that only one statement containing the information required on Schedule 13D, need be filed with respect to ownership by each of the undersigned of capital stock of Curative Health Services, Inc. and that such statement shall be filed on behalf of each of them.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         Dated:  November 19, 1999.


                                       /s/ Joseph Feshbach
                                       -----------------------------------
                                       Joseph Feshbach


                                       /s/ Matthew Feshbach
                                       -----------------------------------
                                       Matthew Feshbach